Exhibit 16.1

December 23, 2014

Securities and Exchange Commission 100 F Street, NE

Washington, D.C. 20549

Re:	Cala Energy Corp.

Ladies and Gentlemen:

We have read the statements of Cala Energy Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated December 23, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

Simon & Edward, LLP

Diamond Bar, California

Address: 3230 Fallow Field Drive, Diamond Bar, CA 91765, U.S.A

Tel: +1 (909) 839-0188        Fax: +1 (909) 839-1128        Website: www.secpa.us